                              Exhibit 99.1

                                                 Investor Contact: Larry P. Kromidas
                                                                                                                                                             (618) 258-3206
                                                                  Email: lpkromidas@olin.com

News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

                                                                FOR IMMEDIATE RELEASE

Olin to Present at Wells Fargo Securities Industrials Conference

Clayton, MO, June 3, 2010 – Olin Corporation’s (NYSE: OLN) senior management will be available for one-on-one sessions and will make a presentation at the Wells Fargo Securities 2010 Industrials Conference in New York City on June 14, 2010 at 10:35 am Eastern Time.

Copies of the presentation slides for the conference will be available prior to the event to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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